Exhibit 99.3


                         FORM 4 JOINT FILER INFORMATION

          (Attachment to Form 4 in accordance with instruction 4(b)(v))


Check this box if no longer subject to Section 16: [ ]

Name and Address:                             Oracle Partners, L.P.
                                              200 Greenwich Avenue, 3rd Floor
                                              Greenwich, CT 06830

Issuer and Ticker Symbol:                     Mediware Information Systems, Inc.
                                              (MEDW)

Date of Earliest Transaction:                 --

Relationship to Issuer:                       10% Owner

Designated Filer:                             Larry N. Feinberg

TABLE I INFORMATION
Title of Security:                            Common Stock
Transaction Date:                             --
Transaction Code:                             --
Securities Disposed:                          --
Acquired or Disposed:                         --
Ownership Form:                               D (1)
Amount Beneficially Owned After Transaction   789,300 as of the date hereof


Signature:                                    ORACLE PARTNERS, L.P.

                                              By: Oracle Associates, LLC,
                                                  its general partner

                                              By: /s/ Larry N. Feinberg
                                                  -------------------------
                                                  Name:  Larry N. Feinberg
                                                  Title: Managing Member

Date:                                         March 29, 2005